UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2004

RAMCO-GERSHENSON PROPERTIES TRUST

(Exact name of registrant as specified in its Charter)

Maryland	1-10093	13-6908486

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan	48334

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(248) 350-9900

27600 Northwestern Highway, Suite 200, Southfield, Michigan 48034

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

     On September 9, 2004, Ramco Development, LLC (“Ramco”), a subsidiary of Ramco-Gershenson Properties Trust (the “Trust”), acquired all of the membership interests in Boca Mission, LLC and Linton Delray LLC (collectively, the “Center Owners”) from NWC Glades 441, Inc., Diversified Invest II, LLC, Delray Retail, Inc., and Diversified Invest III, LLC (collectively, the “Sellers”). The Center Owners own certain improved real property commonly known as Mission Bay Plaza and Plaza at Delray, respectively (collectively, the “Centers”). The acquisition was made pursuant to the terms of a Contract of Sale and Purchase (the “Purchase Agreement”) between Ramco and the Sellers.

     Mission Bay Plaza is a 272,231 square foot community shopping center located on the northwest corner of US Highway 441 (State Road 7) and Glades Road, in Boca Raton, Florida. The center is anchored by a 64,000 square foot Albertsons, a 42,000 square foot Toys ‘R’ Us, a 32,000 square foot L.A. Fitness and a 22,000 square foot OfficeMax. Five outlots are also included in the assets owned by Boca Mission, LLC. Plaza at Delray is a 331,496 square foot community shopping center located on the northwest corner of Federal Highway (US Highway 1) and Linton Boulevard. The center is anchored by a 39,000 square foot Publix Supermarket, a 30,000 square foot Linens ‘N Things, a 27,000 square foot Marshalls, a 55,000 square foot Regal Cinemas, a 20,000 square foot Staples and a 20,000 square foot Books-A-Million. Linton Delray LLC also owns four outlots adjacent to this center.

     The purchase price for the membership interests in the Center Owners consisted of a cash payment by Ramco to Sellers of approximately $43 million, and the Centers are subject to existing debt of approximately $84 million. The acquisition was financed by the proceeds of the Trust’s convertible preferred share offering in the second quarter of 2004 and borrowings under the Trust’s existing credit facilities.

     A copy of the press release issued by the Trust announcing the consummation of the acquisition is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

     The financial statements required by Item 9.01(a) are not included herein and will be filed by amendment to this Form 8-K within 71 calendar days after the date that the initial report on Form 8-K with respect to the item reported under Item 2.01 above must be filed.

(b) Pro forma financial information.

     The financial information required by Item 9.01(b) is not included herein and will be filed by amendment to this Form 8-K within 71 calendar days after the date that the initial report on Form 8-K with respect to the item reported under Item 2.01 above must be filed.

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(c) Exhibits.

     The following exhibit is filed with this Form 8-K:

Exhibit	Description
99.1	Press release, dated September 9, 2004, issued by Ramco-Gershenson Properties Trust

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMCO-GERSHENSON PROPERTIES TRUST
Date: October 21, 2004	By:	/s/ Richard J. Smith
Richard J. Smith
Chief Financial Officer

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EXHIBIT INDEX

Exhibit	Description
99.1	Press release, dated September 9, 2004, issued by Ramco-Gershenson Properties Trust

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